Exhibit 5.1

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות'

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

LAW OFFICES | משרד עורכי דין

www.tslaw.co.il

מגדל המוזיאון • רח' ברקובי'ץ 4 • תל אביב 64238 • טל. 03-6075000 • פקס. 03-6075050

Museum Tower • 4 Berkowitz St. • Tel Aviv 64238 • Tel. (972) 3-6075000 • Fax. (972) 3-6075050

בית עופר • רח' נחום חפצדי 5 • ירושלים 95484 • טל. 02-6511919 • פקס. 02-6513133

Ofer Building • 5 Hafzadi St. • Jerusalem 95484 • Tel. (972) 2-6511919 • Fax. (972) 2-6513133

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Alon Tabak, Adv. *
Daniel Chinn, Adv.
Baruch Perl, Adv.
Glenn (Gershon) Shalom-Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben-Zeev, Adv.
Assaf Benmelech, Adv.
Ayelet Broditzky, Adv.
Michal Markovitz-Blachar, Adv.
Hadas Poraz, Adv.
Adi Richter, Adv. *
Dafna Achiam, Adv.

Lana Tavor, Adv.
Galia Suesskind-Spiegel, Adv.
Alon Karniel, Adv.
Ofer Dolinsky, Adv.
Talya Michaelson, Adv.
Shimrit Lifshitz-Shachal, Adv.
Avital Mandel, Adv.
Shira Avnat, Adv.
Uri Nesher, Adv.
Amit Hirsch, Adv.
Tamar Nesher, Adv.
Avraham Keren, Adv.
Efrat Almog, Adv.
Shadi Menasheof, Adv.
Jonathan Manor, Adv.
Aviad Avergil, Adv.
Pinhas Yair Bartal, Adv.
Ilanit Levi-Avrahami, Adv.

מנחם טולצ'ינסקי, עו"ד
דורון שטרן, עו"ד
אמיר לויצקי, עו"ד
דויד כהן, עו"ד
יצחק מרציאנו, עו"ד (רו"ח)
יוסי רטנובסקי, עו"ד (רו"ח)
אלון טבק, עו"ד *
דניאל צ'ין, עו"ד
ברוך פרל, עו"ד
גרשון שלום-וינטר, עו"ד *
אוריאל ברק, עו"ד *
אסף בן-זאב, עו"ד
אסף בנמלך, עו"ד
אילת ברודיצקי, עו"ד
מיכל מרקוביץ-בלשר, עו"ד
הדס פורז, עו"ד
עדי ריכטר, עו"ד *
דפנה אחיעם, עו"ד

לנה תבור, עו"ד
גליה זיסקינד-שפיגל, עו"ד
אלון קרניאל, עו"ד
עופר דולינסקי, עו"ד
טליה מיקלסון, עו"ד
שימרית ליפשיץ-שחל, עו"ד
אביטל מנדל, עו"ד
שירה אבנת, עו"ד
אורי נשר, עו"ד
עמית הירש, עו"ד
תמר נשר, עו"ד
אברהם קרן, עו"ד
אפרת אלמוג, עו"ד
שדי מנשהאוף, עו"ד
יהונתן מנור, עו"ד
אביעד אברגיל, עו"ד
פנחס יאיר ברטל, עו"ד
אילנית לוי-אברהמי, עו"ד

*Member of the N.Y. Bar Association

May 31, 2011

Orbotech Ltd.

Sanhedrin Boulevard, North Industrial Zone,

Yavne 81101, Israel.

Ladies and Gentlemen,

We have acted as Israeli legal counsel to Orbotech Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the purchase by the several Underwriters named in Schedule I to the Underwriting Agreement dated May 24, 2011 (the “Underwriters” and “Underwriting Agreement”, respectively) among the Company and J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the several Underwriters and the issuance and sale by the Company to the Underwriters pursuant to the Underwriting Agreement of 7,705,000 ordinary shares, nominal value NIS 0.14 each, of the Company (the “Shares”).

The Shares are the subject of a Registration Statement on Form F–3, Registration No. 333-164035 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 28, 2009, a base prospectus dated January 13, 2010 (the “Base Prospectus”) and a related Prospectus Supplement, dated May 24, 2011 (together with the Base Prospectus, the “Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the Underwriting Agreement, the other documents referred to hereinabove, and upon matters of fact contained in the representations and warranties contained in such documents.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors, of committees thereof and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have also assumed that: (i) all personal interests that are required to be disclosed under applicable law in connection with any approval or consent required in connection with the transactions contemplated by the Underwriting Agreement were fully disclosed and that none of the Underwriters are officers, directors or controlling shareholders of the Company, or related to any of them; (ii) the offer and sale of the Shares to and the purchase of the Shares by the Underwriters were not, are not and will not be made in Israel; (iii) the offer and sale of the Shares by the Underwriters were not, are not and will not be made (w) in Israel, other than to investors that qualify as one of the types of investors listed in the First Addendum to the Israel Securities Law, 5728-1968; (x) to any person or entity with a view to resale or other distribution of the Shares in Israel; (y) to any person or entity that as a result of such sale shall be, by itself or jointly with others, the holder of 25% or more of the issued and outstanding share capital of the Company assuming the exercise, exchange or conversion into shares of all exercisable, exchangeable or convertible securities held by or to be issued to such person or entity; or (z) to any officer or director of the Company or any family member of any officer or director of the Company.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that the Shares have been duly and validly authorized and when issued and delivered upon compliance or due waiver of compliance with the conditions set forth in the Underwriting Agreement and against receipt by the Company of full consideration therefore in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Company’s 6-K to be dated May 31, 2011, which is incorporated by reference in the Registration Statement and the reference to our firm in the section of the Prospectus Supplement entitled “Legal Matters”. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Yours sincerely,

Tulchinsky Stern Marciano Cohen Levitski & Co.,

Law Offices